Exhibit 33.3

REPORT ON ASSESSMENT OF COMPLIANCE WITH

REGULATION AB SERVICING CRITERIA

Principal Life Insurance Company (the “Asserting Party”) is responsible for assessing compliance as of and for the fiscal year ended December 31, 2011 (the “Reporting Period”) with the servicing criteria set forth in Section 229.1122(d) of the Code of Regulations (the “CFR”), except for criteria 229.1122(d)(1), (d)(2), (d)(3)(ii) through (iv) and (d)(4) of the CFR, which the Asserting Party has concluded are not applicable to the servicing activities it performs with respect to the asset-backed securities transactions covered by this report (“Applicable Servicing Criteria”). The transactions covered by this report include all asset-backed securities transactions that were conducted by the Principal Life Income Fundings Trusts registered with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 on Registration Statement Nos. 333-147181 and 333-147181-01 (the “Platform”), as listed on Appendix A.

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and notes a material instance of non-compliance with Regulation AB Item 1122(d)(3)(i) with respect to the Platform (as defined in the Exhibits). In one instance, a distribution report on Form 10-D was not filed within in the required 15 day period after the applicable interest payment date Except for the instances of non-compliance noted above, the Asserting Party has concluded that it has complied, in all material respects, with the Applicable Servicing Criteria for the Reporting Period.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of December 31, 2011 and for the Reporting Period as set forth in this report.

Principal Life Insurance Company

/s/ Kevin P. Farley

Name: Kevin P. Farley

Title: Vice President, Chief Financial Officer

Retirement and Investor Services

Date: March 27, 2012

APPENDIX A

Principal Life Income Fundings Trust 36

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